UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2017

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2017, Susan E. Cates notified 2U, Inc. (the “Company”) of her intention to resign from the position of Chief Operating Officer of the Company to pursue other opportunities.

In connection with her resignation, the Company and Ms. Cates have executed a Separation and Consulting Agreement, pursuant to which:

1.              Ms. Cates has resigned as Chief Operating Officer, effective on August 31, 2017;

2.              Ms. Cates will receive a lump sum cash payment of $20,000;

3.              Ms. Cates agreed to provide transition and project-based consulting services to the Company for twelve months in exchange for an amount equal to her current annualized base salary and a lump sum bonus of $200,000, upon successful completion of the consulting services;

4.              Ms. Cates will be eligible to receive an amount equal to the 2017 annual bonus she would have received had she remained an employee, paid as and when the Company makes such payments under its 2017 bonus plan;

5.              Ms. Cates will continue to vest the equity awards previously granted to her in accordance with the terms of those awards through the date of expiration or termination of the consulting period; and

6.              Ms. Cates agreed to a customary release of claims and post-employment covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Christopher J. Paucek
	Name:	Christopher J. Paucek
	Title:	Chief Executive Officer

Date: August 31, 2017